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                                                                     EXHIBIT (I)

                 [Vedder, Price, Kaufman & Kammholz letterhead]


                                                               December 20, 1999




William Blair Funds
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

      Reference is made to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by William Blair Funds, a Delaware business trust (the "Trust") in connection with the public offering from time to time of units of beneficial interest, no par value ("Shares") in the William Blair Income Fund, the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Value Discovery Fund, the William Blair Emerging Markets Growth Fund, the William Blair Ready Reserves Fund, the William Blair Tax-Managed Growth Fund, the William Blair Large Cap Growth Fund, the William Blair Small Cap Growth Fund and the William Blair Disciplined Large Cap Fund (each, a "Fund" and collectively, the "Funds"), respectively, of which the shares of each Fund (other than the William Blair Ready Reserves Fund) have been further classified and designated as Class A, Class B, Class C, Class N and Class I shares (each a "Class"); the shares of William Blair Ready Reserves Fund have been classified and designated as Class N and Class I shares.

      We have acted as counsel to the Trust since its inception, and in such capacity are familiar with the Trust's organization and have counseled the Trust regarding various legal matters. We have examined such Trust records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

      Based upon the foregoing, and assuming that the Trust's Declaration of Trust dated September 3, 1999, as amended by Written Instrument Amending the Declaration of Trust dated September 8, 1999, the Written Instrument Establishing and Designating Class A, B, C, N and I Shares of the William Blair Tax-Managed Growth Fund, the William Blair Large Cap Growth Fund, the William Blair Small Cap Growth Fund and the William Blair Disciplined Large Cap Fund dated October 19, 1999, and the By-Laws of the Fund dated September 8, 1999, are presently in full force and effect and have not been amended in any respect except as provided above and that the


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VEDDER PRICE

William Blair Funds
December 20, 1999
Page 2


resolutions adopted by the Board of Trustees of the Trust on September 8, 1999 and October 19, 1999 relating to organizational matters, securities matters and the issuance of shares are presently in full force and effect and have not been amended in any respect, we advise you and opine that (a) the Trust is a validly existing voluntary association with transferable shares under the laws of the State of Delaware and is authorized to issue an unlimited number of Shares in the Funds; and (b) presently and upon such further issuance of the Shares in accordance with the Trust's Declaration of Trust and the receipt by the Trust of a purchase price not less than the net asset value per Share and when the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with, and assuming that the Trust continues to validly exist as provided in (a) above, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

      This opinion is solely for the benefit of the Trust, the Trust's Board of Trustees and the Trust's officers and may not be relied upon by any other person without our prior written consent. We hereby consent to the use of this opinion in connection with said Post-Effective Amendment.

                                            Very truly yours,


                                            VEDDER, PRICE, KAUFMAN & KAMMHOLZ

COK/RJM/MLW